UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in a Material Definitive Agreement.

Effective as of June 14, 2013, we have entered into employment agreements with each of Terry Bayer, our chief operating officer, Joseph White, our chief accounting officer, and Jeff Barlow, our General Counsel and Secretary.

The employment agreements shall continue until terminated by the Company, or the executive resigns. Under the terms of the employment agreements, and as has been previously disclosed, during fiscal year 2013, Terry Bayer’s base annual salary is $644,000, Joe White’s base annual salary is $515,000, and Jeff Barlow’s base annual base salary is $425,000. The compensation committee of the board of directors shall review at least annually each executive’s base salary for possible increase.

If the executive’s employment is terminated by us without cause or the executive resigns for good reason, the executive will be entitled to receive one year’s base salary, a prorated termination bonus for the year of the employment termination, a cash payment of $50,000 for COBRA benefits, and accelerated vesting of all time-based equity compensation. Payment of severance benefits is contingent upon the executive’s signing a release agreement waiving claims against us.

Cause is generally defined as felony conviction, fraud, intentional acts that impair the goodwill or business of the Company, failure to perform material duties, breach of any fiduciary duty, or violation of the securities laws. Good reason generally means the material diminution in the executive’s authority or duties, a material diminution in the executive’s base salary or bonus opportunity, a material change in the executive’s principal place of employment, or any material breach of the employment agreement.

Each executive shall be subject to standard confidentiality, non-solicitation, and non-disparagement obligations.

The foregoing description of the employment agreements of each of Ms. Bayer, Mr. White, and Mr. Barlow is qualified by the text of the agreements, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Terry Bayer dated June 14, 2013.

10.2	Employment Agreement with Joseph White dated June 14, 2013.

10.3	Employment Agreement with Jeff Barlow dated June 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: June 14, 2013	By	/s/ Jeff D. Barlow
Jeff D. Barlow
Sr. Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement with Terry Bayer dated June 14, 2013.

10.2	Employment Agreement with Joseph White dated June 14, 2013.

10.3	Employment Agreement with Jeff Barlow dated June 14, 2013.